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Exhibit 3.1(q)

REGISTRATION TO QUALIFY

AS A

LIMITED LIABILITY PARTNERSHIP

OF

BEAZER HOMES INDIANA LLP

        BEAZER HOMES INDIANA LLP (the "Partnership"), by its duly authorized partner signing below, hereby qualifies as a limited liability partnership under the Indiana Uniform Partnership Act, IND. CODE §23-4-1 et seq. (the "Act"), by executing and filing with the Indiana Secretary of State this Registration to Qualify as a Limited Liability Partnership (this "Registration") under applicable provisions of the Act, and as required or permitted by the Act states herein as follows:

        Section 1.1    The name of the Partnership is Beazer Homes Indiana LLP.

        Section 1.2    The address of the Partnership's principal office is 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328.

        Section 1.3    The name of the Partnership's registered agent as required to be maintained by the Act (IND. CODE §23-4-1-50) is Corporation Service Company, whose business address is at the address of the Partnership's registered office for service of process stated below.

        Section 1.4    The address of the Partnership's registered office for service of process as required to be maintained by the Act is 251 East Ohio Street, Suite 500, Indianapolis, IN 46204.

        Section 1.5    The Partnership engages or intends to engage in the business of development, construction and sales of single-family homes and in any and all other lawful business or businesses in which limited liability partnerships may engage in the State of Indiana.

        Section 1.6    From and after the effective time of this Registration, and continuing thereafter so long as the Partnership is a limited liability partnership, no partner of the Partnership shall be personally liable, directly or indirectly (including, without limitation, by way of indemnification, contribution or otherwise), for the debts, obligations or liabilities of or chargeable to the Partnership or any other partner or partners, whether arising in tort, contract or otherwise, or for the acts or omissions of any other partner, except to the extent, and only to the extent, provided otherwise by the Act, it being the intention of the Partnership by filing this Registration to limit the personal liability of all partners of the Partnership to the fullest extent permitted by applicable law.

        Section 1.7    The filing of this Registration is evidence of the intent of the Partnership to act as a limited liability partnership.

        Section 1.8    This Registration shall be effective immediately upon the filing thereof with the Indiana Secretary of State.

[Signature page follows]

        Dated this 27th day of December, 2004.

BEAZER HOMES INDIANA LLP
By:	Beazer Homes Investments, LLC, Its Managing Partner
	By:	Beazer Homes Corp., Its Managing Member

		By:	/s/ IAN J. MCCARTHY Ian J. McCarthy, President

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  Exhibit 3.1(q)